UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 3, 2008

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard Fullerton, California		92834-3100
(Address of principal executive offices)		(Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beckman Coulter, Inc. will enter into an amended and restated form of Change in Control Agreement (the “Agreement”) with certain existing executive officers, including the Company’s named executive officers, Scott Garrett, James Robert Hurley, Robert Kleinert, Arnold A. Pinkston and Charles Slacik, effective December 31, 2008. The form of Agreement also will be used with all new executive officers beginning December 31, 2008. The form of Agreement replaces these officers’ existing change in control agreements, which will terminate effective December 30, 2008. The following is a summary of the form of Agreement, which summary is qualified in its entirety by reference to the form of Change in Control Agreement filed as Exhibit 10.1 hereto.

The form of Agreement has been updated to reflect recent changes in the tax laws governing nonqualified deferred compensation arrangements (including severance arrangements) under Internal Revenue Code Section 409A.

Under the terms of the Agreement, a covered employee who incurs a qualifying termination on or prior to the second anniversary of the effective date of a “change in control” (as such term is defined in the Agreement) will be entitled to receive the severance benefits specified in the Agreement. In certain circumstances, a covered employee who incurs a constructive qualifying termination within the six-month period prior to a change in control may be entitled to receive the severance benefits provided for in the Agreement. For purposes of the Agreement, a “qualifying termination” is generally defined to include a termination of the employee’s employment by the Company without “cause” or by the employee for “good reason” (as each term is defined in the Agreement). Such severance benefits include:

•

A severance payment equal to a specified multiple of the employee’s “compensation” (as such term is defined in the Agreement). In the case of the Company’s Chief Executive Officer (“CEO”) the multiple will be three times the CEO’s compensation, and for all other employees the multiple will be two times the employee’s compensation.

•	A prorata portion of any management bonus for the year in which the qualifying termination occurs, measured in whole months from the beginning of the year to the date of the qualifying termination.

•	All then outstanding and unvested stock options and equity-based awards will become fully vested and immediately exercisable and will remain exercisable for the length of the applicable award period.

•

Continuation of benefits under the Company’s medical, dental, life and disability insurance plans, continuation of D&O insurance and indemnification, and outplacement services. These benefits continue for a period of years equal to the employee’s compensation multiple.

•	Funding of specified supplemental executive retirement plan obligations.

•

Gross up payments for any amounts subject to tax under Internal Revenue Code Section 4999 (the “excise tax”); provided, however, that if a reduction in the total payments to the employee pursuant to the Agreement by 10% or less would result in no excise tax being imposed on the employee, the total payments pursuant to the Agreement will be reduced accordingly.

In order to receive the severance benefits provided for pursuant to the Agreement, an employee who becomes eligible to receive such benefits must, among other requirements, execute and not revoke a valid release of claims in favor of the Company. The Agreement also contains certain restrictions in favor of the Company against the employee’s use of confidential information and solicitation of employees.

The initial term of each Agreement will continue until December 31, 2010; thereafter, the Agreement will continue on a year-to-year basis until terminated by the Company with written notice as provided in the Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Change in Control Agreement dated as of December 31, 2008 between Beckman Coulter, Inc. and certain of its executive officers and other key employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008	BECKMAN COULTER, INC.

	By:	/s/ PATRICIA STOUT
Name: Patricia Stout
Title: Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Change in Control Agreement dated as of December 31, 2008 between Beckman Coulter, Inc. and certain of its executive officers and other key employees.

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